=================================================================
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) January 21, 1997



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





=================================================================

Item 5.  Other Events

     On January 21, 1997, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated January 21, 1997, regarding fourth quarter 1996 earnings, increase in quarterly dividend, and stock repurchase program.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    Janaury 21, 1997                  /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President

                                     EXHIBIT

NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATE                  DATE: January 21, 1997


CONTACT: Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320



                     NORTH BANCSHARES, INC.
                           ANNOUNCES
              FOURTH QUARTER EARNINGS INCREASES 73.9%
                20% INCREASE IN QUARTERLY DIVIDEND
                      STOCK REPURCHASE PROGRAM


Chicago, Illinois, January 21, 1997, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company for North Federal Savings Bank, announced net income increased 73.9% from $138,000 or $.11 per primary share for the quarter ended December 31, 1995 to $240,000 or $.23 per primary share for the quarter ended December 31, 1996. Net income for the year decreased by $204,000 or 29.2% from $696,000 for the year ended December 31, 1995 to $492,000 for the year ended December 31, 1996. Without the FDIC BIF-SAIF Special Assessment net income increased by $81,000 or 11.6% from $696,000 for the year ended December 31, 1995 to $777,000 or $.70 per primary share for the year ended December 31, 1996.

Concurrent with this earnings release the Board of Directors of the Company has declared a regular quarterly cash dividend of $.12 per share to be paid on February 15, 1997 to stockholders of record on February 1, 1997. This represents a 20% increase over the last regular quarterly dividend paid during 1996.

In addition, the Company announces its intention to repurchase 100,000 shares of its common stock in open market transactions or in privately negotiated transactions over a period of one year. This will be the seventh stock repurchase program initiated by the Company and amounts to approximately 9.5% of the outstanding shares.

Net interest income for the quarter ended December 31, 1996, before provision for loan losses, increased by $101,000 or 11.2% from $899,000 for the quarter ended December 31, 1995 to $1.0 million for the quarter ended December 31, 1996. The increase was attributable to a $402,000 increase in interest on loans receivable, investment securities and other interest earning assets, offset by a $182,000 decrease in interest on mortgage-backed securities and mutual funds and a $119,000 increase in total interest expense.

Non-interest income increased by $95,000 or 250.0% from $38,000 for the quarter ended December 31, 1995 to $133,000 for the quarter ended December 31, 1996. The increase was attributable to a $74,000 increase in gains on the sales of investment securities and a $21,000 increase in fees and services charges related to an increase in the total number of checking accounts and interchange fees resulting from foreign ATM transactions and Mastercard Master Money transactions.

Non-interest expense increased by $107,000 from $718,000 for the quarter ended December 31, 1995 to $825,000 for the quarter ended December 31, 1996. The increase was primarily attributable to $77,000 in specific reserves allocated for the Arlington Heights credit enhancement based on a proposal by the owners who are negotiating financining, to purchase the underlying bonds at an anticipated discount.

<PAGE 6>
Total assets increased by $5.8 million or 5.2% from $111.7 million at December 31, 1995 to $117.5 million at December 31, 1996. The increase was primarily attributable to a $17.2 million increase in net loans receivable and partially offset by a $8.9 million decrease in mortgage-backed securities and a $3.8 million decrease in investment securities.

Net loans receivable increased $17.2 million or 30.8% from $56.2 million at December 31, 1995 to $73.4 million at December 31, 1996. The increase was attributable to expanded mortgage broker activity, two apartment building loan participations and continued marketing of a mini-jumbo loan product in the Bank's CRA assessment areas. Approximately 57% of the loans originated during the year were located within the Bank's assessment area.

Deposit accounts decreased by $1.7 million or 2.3% from $75.2 million at December 31, 1995 to $73.5 million at December 31, 1996. The decrease was primarily attributable to the maturity and withdrawal of $2.6 million in 18 month anniversary certificates of deposit that were issued with a bonus rate of interest in February 1995. The total number of checking accounts have increased by 37% since the beginning of the year with checking account balances increasing $2.5 million or 34%. The increase was attributable to the introduction of a "Free Checking" account product, the modification of the terms of a small business checking account product and the closing of two competitor Bank's branch offices in the area. Passbook savings, money market and checking accounts account for 43.5% of total deposits as of December 31, 1996, compared with 40.2% at December 31, 1995.

Borrowed funds increased by $12.3 million or 104.2% from $11.8 million at December 31, 1995 to $24.1 million at December 31, 1996. The increase was used to fund new loan originations and leveraged securities transactions.

Mary Ann Hass, Chairman and Chief Executive Officer, commented:

"The FDIC BIF-SAIF Special Assessment is finally behind us. Although it meant a pre-tax charge of $485,000 to 1996 earnings, it will mean approximately $140,000 in additional pre-tax earnings during 1997. The industry has worked hard to resolve the long running disparity in Bank Insurance Fund and Savings Association Insurance fund premiums. The resolution of the BIF-SAIF issue removes an enormous cloud of uncertainty from our deposit insurance system and our banking institutions."

"During the fourth quarter we introduced our conversant voice response banking system, "EASY RETRIEVE" and implemented a new "Branch Management System," that is providing efficiencies in all departments. We have increased our regular quarterly dividned for 1997 by 20% to $.12 per share. The first quarterly payment will be made on February 15th to shareholders of record on February 1, 1997. We have also announced our seventh stock repurchase program that will begin immediately and amounts to 100,000 shares or approximately 9.5% of the outstanding shares. We will continue to focus on all the elements of our business plan in order to position the Company for future earnings growth and to be a competetive force in our marketplace.

North Federal Savings Bank primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 33 consecutive quarters from Bauer Financial Reports, Inc.

North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."



                 (FINANCIAL STATEMENTS ATTACHED)

                          NORTH BANCSHARES, INC.
        CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION(IN THOUSANDS)
ASSETS                                         DEC 31, 1996   DEC 31, 1995
                                               (UNAUDITED)
Cash and due from banks                           $   618       $   607
Interest-bearing deposits                           2,644         2,634
Federal funds sold                                  4,800         1,127
Investment in dollar denominated mutual funds         547         3,925
                                                   ------        ------
   TOTAL CASH AND CASH EQUIVALENTS                  8,609         8,293

Investment securities available for sale           24,607        27,882
Investment securities held-to-maturity                  -           498
Mortgage-backed securities available for sale           -         6,927
Mortgage-backed securities held-to-maturity         7,465         9,419
Loans receivable, net of allowance for loan
 losses of $208 at December 31, 1996 and
 $200 at December 31, 1995                         73,378        56,161
Accrued interest receivable                         1,037           959
Premises and equipment, net                         1,061           834
Stock in Federal Home Loan Bank of Chicago          1,025           624
Amounts due from brokers for investments sold         249             -
Other assets                                           42            71
                                                   ------        ------
   TOTAL ASSETS                                  $117,473      $111,668
                                                  =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit accounts                                 $ 73,472       $75,169
Borrowed funds                                     24,100        11,750
Advance payments by borrowers for
 taxes and insurance                                1,203         1,079
Amounts due to broker for investments
 purchased                                              -         1,000
Other liabilities                                     928         1,642
                                                  -------       -------
   TOTAL LIABILITIES                               99,735        90,640
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value. 500,000
 shares authorized; none outstanding                   -             -
Common stock, $.01 Par value. 3,500,000
 shares authorized; 1,437,501 shares issued,
 1,057,950 outstanding at December 31, 1996 and
 1,232,478 outstanding at December 31, 1995            14            14
Additional paid-in capital                         13,625        13,629
Retained earnings, substantially restricted        10,986        10,949
Treasury stock at cost (379,551 shares at
 December 31, 1996 and 205,023 shares at
 December 31, 1995)                                (5,340)       (2,599)
Unrealized gain (loss) on securities
 available for sale, net of tax effect               (678)           90
SFAS No. 87 adjustment, net of tax                    (96)         (128)
Common stock acquired by Employee Stock
   Ownership Plan                                    (667)         (778)
Deferred compensation                                 (74)         (149)
                                                   ------        ------
   TOTAL STOCKHOLDERS' EQUITY                      17,770        21,028
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $117,473      $111,668
                                                  =======       =======

                                                                  NORTH BANCSHARES, INC.
                                                    CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
                                                                      (IN THOUSANDS)

                                                               THREE MONTHS ENDED DEC 31,     YEAR ENDED DEC 31,
INTEREST INCOME                                                      1996          1995         1996         1995
  Loans receivable                                                 $1,439        $1,118       $5,168       $4,184
  Interest-bearing deposits and federal funds sold                     56            82          302          328
  Investment securities available for sale                            522           423        2,270        1,630
  Investment securities held-to-maturity                                -             6            2           64
  Mortgage-backed securities available for sale                         -           121           90          479
  Mortgage-backed securities held-to-maturity                         129           169          569          678
  Investment in mutual funds                                            -            21            -          123
  Dividends on FHLB of Chicago stock                                   20             6           67           39
                                                                    -----         -----        -----        -----
TOTAL INTEREST INCOME                                               2,166         1,946        8,468        7,525

INTEREST EXPENSE
  Deposit accounts                                                    782           846        3,285        3,315
  Borrowed funds                                                      384           201        1,356          829
                                                                    -----         -----        -----        -----
TOTAL INTEREST EXPENSE                                              1,166         1,047        4,641        4,144
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES              1,000           899        3,827        3,381

PROVISION FOR LOAN LOSSES                                               -             7            8           40
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES               1,000           892        3,819        3,341
                                                                    -----         -----        -----        -----
NON-INTEREST INCOME
  Gain on sale of investment securities
   and mutual funds available for sale                                 81             7           88          245
  Fees and service charges                                             52            31          185          120
  Other                                                                 -             -           30           19
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST INCOME                                             133            38          303          384
                                                                    -----         -----        -----        -----
NON-INTEREST EXPENSE
  Compensation and benefits                                           400           381        1,439        1,418
  Occupancy expense                                                   104           113          411          429
  Professional fees                                                    41            36          166          158
  Data processing                                                      37            23          127           94
  Advertising and promotion                                            33            26          156          102
  Federal deposit insurance premium                                    44            52          686          199
  Recognition and retention plan                                       18            19           74          116
  Other                                                               148            68          406          260
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST EXPENSE                                            825           718        3,465        2,776
                                                                    -----         -----        -----        -----
INCOME BEFORE TAXES                                                   308           212          657          949

INCOME TAX EXPENSE                                                     68            74          165          253
                                                                    -----         -----        -----        -----
NET INCOME                                                          $ 240         $ 138        $ 492        $ 696
                                                                    =====         =====        =====        =====

EARNINGS PER SHARE PRIMARY                                           $.23          $.11         $.44         $.56
EARNINGS PER SHARE FULLY DILUTED                                     $.23          $.11         $.44         $.56
WEIGHTED AVERAGE SHARES OUTSTANDING                             1,043,768     1,201,718    1,109,833    1,231,167




SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                          THREE MONTHS ENDED    YEAR ENDED
                                              DECEMBER 31,      DECEMBER 31,
                                             1996     1995     1996     1995



Performance Ratios:
  Return on assets (ratio of net income
   to average total assets) (1)               .81%     .50%    .42%     .64%
  Return on assets without FDIC BIF-SAIF
   special Assessment (1)                     .81%     .50%    .67%     .64%
Interest Rate Spread Information:
  Average during period (1)                  2.70     2.33    2.60      2.15
  End of period (1)                          2.64     2.24    2.64      2.24
  Net interest margin (1)                    3.45     3.36    3.36      3.19
Operating expenses to average assets         2.80     2.61    2.98      2.57
Operating expenses to average assets without
  FDIC BIF-SAIF Special Assessment           2.80     2.61    2.56      2.57
Ratio of average interest-earning assets to
  average interest-bearing liabilities     118.81   126.36  118.97    126.61

                                                DEC 31, 1996  DEC. 31, 1995

Asset Quality Ratios:
  Non-performing assets to total assets
  at end of period                                     N/A          0.02%
  Allowance for loan losses to non-performing loans    N/A        833.33
  Allowance for loan losses to loans receivable (net)  0.28         0.36

Capital ratios:
  Stockholders' equity to total assets                15.13        18.83
  Average Stockholders' equity to average assets      16.32        19.71
  Return on Stockholders' equity (ratio of net
   income to average equity)                           2.59         3.27
  Return on Stockholders' equity without FDIC
   BIF-SAIF Special Assessment                         4.09         3.27
  Shares outstanding-actual number                1,057,950    1,232,478
  Book value per share                               $16.80       $17.06

Number of full service offices                          2            2

  (1) Annualized for the three month periods presented.
